Exhibit 99.2

February 26, 2018

Liberty Interactive Corporation Announces Redemption Date for Split-Off of GCI Liberty, Inc.

ENGLEWOOD, Colo.—(BUSINESS WIRE)—Liberty Interactive Corporation (Nasdaq: QVCA, QVCB, LVNTA, LVNTB) (“LIC”) announced today that it intends to complete the proposed split-off (the “Split-Off”) of GCI Liberty, Inc. (“GCI Liberty”) through the redemption of shares of its Liberty Ventures common stock in exchange for shares of GCI Liberty’s common stock at 4:01 p.m., New York City time, on Friday, March 9, 2018 (such date and time, the “Redemption Date”), subject to the satisfaction or waiver (if applicable or permitted) of the conditions to the Split-Off.

Prior to the Split-Off, LIC will contribute to GCI Liberty certain assets and liabilities attributed to its Liberty Ventures Group in exchange for, together with certain other consideration, newly-issued shares of GCI Liberty’s Class A common stock (“GLIBA”) and Class B common stock (“GLIBB”), representing a controlling interest in GCI Liberty, upon which, GCI Liberty will become a subsidiary of LIC (the “contribution”).  Additionally, prior to the Split-Off,  LIC will reattribute certain assets and liabilities from the Liberty Ventures Group to the QVC Group, as described in the joint proxy statement/prospectus relating to the proposed transactions between LIC and GCI Liberty.  The final valuations of assets and liabilities to be reattributed will be provided after closing.

On the Redemption Date, LIC will redeem (i) each outstanding share of its Series A Liberty Ventures common stock (“LVNTA”) for one share of GLIBA and (ii) each outstanding share of its Series B Liberty Ventures common stock (“LVNTB”) for one share of GLIBB, such that all shares of GLIBA and GLIBB received in connection with the contribution will be distributed by LIC to holders of LVNTA and LVNTB, respectively. As a result, GCI Liberty and LIC will be separate publicly traded companies, and GCI Liberty is expected to trade on the Nasdaq Global Select Market under the symbols “GLIBA/B/P” beginning on March 12, 2018.

Following the completion of the Split-Off, LIC intends to delist LVNTA and LVNTB, and as a result, such securities would cease to be traded on the NASDAQ Global Select Market.    Former Liberty Ventures stockholders are expected to hold approximately  79%  of the common equity of GCI Liberty and an approximate 83% voting interest in GCI Liberty based on shares outstanding as of December 4, 2017.

For instructions as to how to surrender shares of LIC’s Liberty Ventures common stock for redemption in the Split-Off, please see “Information Regarding the Surrender and Redemption of Liberty Ventures Shares in the Split-Off” below.

The Split-Off is described in more detail in the joint proxy statement/prospectus relating to the proposed transactions between LIC and GCI Liberty.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the completion of the proposed transactions between LIC and GCI Liberty, the trading of GCI Liberty’s capital stock and LIC’s common stock and the delisting of LVNTA and LVNTB. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the satisfaction of conditions to the proposed transactions. These forward-looking statements speak only as of the date of this press release, and LIC expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in LIC’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of LIC, including its most recent Forms 10-K and 10-Q, for additional information about LIC and about the risks and uncertainties related to its business which may affect the statements made in this press release.

About Liberty Interactive Corporation

Liberty Interactive Corporation operates and owns interests in a broad range of digital commerce businesses. Those businesses are currently attributed to two tracking stock groups: the QVC Group and the Liberty Ventures Group. The businesses and assets attributed to the QVC Group (Nasdaq: QVCA, QVCB) consist of LIC’s subsidiaries, QVC, Inc., HSN, Inc. and zulily, llc, and the businesses and assets attributed to the Liberty Ventures Group (Nasdaq: LVNTA, LVNTB) consist of all of LIC’s businesses and assets other than those attributed to the QVC Group, including its subsidiary Evite and interests in Liberty Broadband Corporation, FTD, Lending Tree, ILG and Charter Communications.

Information Regarding the Surrender and Redemption of Liberty Ventures Shares in the Split-Off

Holders of certificated shares of LIC’s Liberty Ventures common stock will receive a letter of transmittal from Computershare Trust Company, N.A., the transaction agent, with instructions on how to surrender such holder’s shares of LIC’s Liberty Ventures common stock for shares of the applicable class of GCI Liberty’s common stock. A holder must surrender its stock certificates, together with a completed and duly executed letter of transmittal (and any other documentation required thereby) to Computershare as instructed in the letter of transmittal in order to receive their shares of GCI Liberty’s common stock. A holder that properly surrenders its certificates will receive shares of GCI Liberty’s common stock in book-entry form (unless a  physical certificate is requested).  Holders are asked not to send their stock certificates to Computershare until they have received a letter of transmittal, and are asked not to send their stock certificates to Computershare without a duly executed letter of transmittal.

Holders of shares of LIC’s Liberty Ventures common stock in book-entry form will not need to take any action to receive shares of GCI Liberty’s common stock in the Split-Off. Rather, a holder’s account will be debited and promptly thereafter credited with the applicable shares deliverable to such holder in connection with the Split-Off. No letter of transmittal will be delivered for shares of LIC's Liberty Ventures common stock held in book-entry form.

Liberty Interactive Corporation
Courtnee Chun, 720-875-5420

Source:  Liberty Interactive Corporation